Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS FIRST QUARTER FISCAL 2014 RESULTS

San Jose, CA — January 27, 2014.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ GS: SANM), a leading integrated manufacturing solutions company, today reported financial results for the first fiscal quarter ended December 28, 2013.

First Quarter Fiscal 2014 Summary

•            Revenue of $1.45 billion

•            GAAP operating margin of 2.7 percent

•            GAAP diluted earnings per share of $0.26

•            Non-GAAP(1) operating margin of 3.4 percent

•            Non-GAAP(1) diluted earnings per share of $0.41

Revenue for the first quarter was $1.45 billion, compared to $1.51 billion in the prior quarter and $1.49 billion for the same period of fiscal 2013.

GAAP operating income in the first quarter was $39.5 million or 2.7 percent of revenue, compared to $31.5 million or 2.1 percent of revenue for the same period ended December 29, 2012.  GAAP net income in the first quarter was $23.1 million, compared to $621,000 for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.26, compared to $0.01 in the first quarter of fiscal 2013.

Non-GAAP operating income in the first quarter was $48.6 million or 3.4 percent of revenue, compared to $41.4 million or 2.8 percent of revenue in the first quarter fiscal 2013.  Non-GAAP net income in the first quarter was $35.5 million, compared to $24.2 million in the same period a year ago.  Non-GAAP diluted earnings per share were $0.41, compared to $0.29 for the same period a year ago.

Balance Sheet Summary

•            Ending cash and cash equivalents were $407.1 million

•            Cash flow from operations was $38.2 million

•            Repurchased 1.67 million common shares for a total of $25.2 million

•            Inventory turns were 6.8x

•            Cash cycle days were 47.3 days

“Our first quarter results were in line with our expectations.  We remain focused on higher value-added services, markets and innovative technologies.  This allows us to capitalize on opportunities with new and existing customers and further strengthen our operating model.  Our outlook for the second quarter reflects our view of a soft first half of fiscal 2014.  We are encouraged by our customers’ forecasts, recent wins and overall market improvements that will drive modest growth for fiscal 2014,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

Second Quarter Fiscal 2014 Outlook

The following forecast is for the second fiscal quarter ending March 29, 2014.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.425 billion to $1.475 billion

•                  Non-GAAP diluted earnings per share between $0.36 to $0.42

Company Conference Call Information

Sanmina will hold a conference call regarding results for the first quarter fiscal year 2014 on Monday, January 27, 2014 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 35531347.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina.com.  Sanmina provides second quarter fiscal 2014 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the second quarter and its expectations regarding fiscal 2014, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including changes to or a deterioration in the markets for the Company’s customers’ products; competition that could adversely impact the Company’s pricing and therefore result in a reduction of revenues and margins;  dependence on a relatively small number of customers, the loss of or reduction in business from any of which could significantly reduce our revenue and net income; inability of customers to pay for the Company’s products due to insolvency  or otherwise; any failure of the Company’s Components, Products and Services business to meet expectations;  component shortages, which could result in production delays or increases in manufacturing costs;  and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	December 28,	September 28,
	2013	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$407,051	$402,875
Accounts receivable, net	917,211	944,816
Inventories	791,979	781,560
Prepaid expenses and other current assets	87,702	75,337
Total current assets	2,203,943	2,204,588

Property, plant and equipment, net	562,450	540,151
Other	263,807	251,109
Total assets	$3,030,200	$2,995,848

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$925,436	$956,488
Accrued liabilities	113,815	109,363
Accrued payroll and related benefits	117,139	118,572
Short-term debt	83,822	22,301
Total current liabilities	1,240,212	1,206,724

Long-term liabilities:
Long-term debt	560,616	562,512
Other	136,137	135,048
Total long-term liabilities	696,753	697,560

Stockholders’ equity	1,093,235	1,091,564
Total liabilities and stockholders’ equity	$3,030,200	$2,995,848

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended
	Dec. 28,	Dec. 29,
	2013	2012
Net sales	$1,447,498	$1,494,945
Cost of sales	1,336,713	1,398,017
Gross profit	110,785	96,928

Operating expenses:
Selling, general and administrative	59,182	59,868
Research and development	7,905	5,395
Amortization of intangible assets	474	474
Restructuring and integration costs	3,704	3,947
Gain on sales of long-lived assets	—	(4,218)
Total operating expenses	71,265	65,466

Operating income	39,520	31,462
Interest income	806	198
Interest expense	(7,473)	(13,084)
Other income (expense), net	878	(14,922)
Interest and other, net	(5,789)	(27,808)
Income before income taxes	33,731	3,654
Provision for income taxes	10,630	3,033
Net income	$23,101	$621

Basic income per share	$0.28	$0.01
Diluted income per share	$0.26	$0.01

Weighted-average shares used in computing per share amounts:
Basic	83,766	81,920
Diluted	87,259	84,011

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Dec. 28,	Sept. 28,	Dec. 29,
	2013	2013	2012

GAAP Operating Income	$39,520	$44,688	$31,462
GAAP operating margin	2.7%	3.0%	2.1%
Adjustments
Stock compensation expense (1)	4,275	4,148	4,666
Amortization of intangible assets	474	474	474
Distressed customer charges (2)	673	768	5,091
Restructuring, acquisition and integration costs	3,704	4,647	3,947
Gain on sales of long-lived assets	—	—	(4,218)
Asset impairments	—	1,000	—
Non-GAAP Operating Income	$48,646	$55,725	$41,422
Non-GAAP operating margin	3.4%	3.7%	2.8%

GAAP Net Income	$23,101	$38,801	$621

Adjustments:
Operating income adjustments (see above)	9,126	11,037	9,960
Loss on dedesignation of interest rate swap (3)	—	—	14,903
Litigation settlements (4)	—	(2,421)	—
Nonrecurring tax items	3,259	(7,537)	(1,245)
Non-GAAP Net Income	$35,486	$39,880	$24,239

GAAP Net Income Per Share:
Basic	$0.28	$0.46	$0.01
Diluted	$0.26	$0.44	$0.01

Non-GAAP Net Income Per Share:
Basic	$0.42	$0.48	$0.30
Diluted	$0.41	$0.46	$0.29

Weighted-average shares used in computing per share amounts:
Basic	83,766	83,790	81,920
Diluted	87,259	87,201	84,011

(1)   Stock compensation expense was as follows:

	Three Months Ended
	Dec. 28,	Sept. 28,	Dec. 29,
	2013	2013	2012

Cost of sales	$1,202	$1,362	$1,340
Selling, general and administrative	3,071	2,767	3,295
Research and development	2	19	31
Total	$4,275	$4,148	$4,666

(2)   Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3)   Represents a non-cash loss resulting from dedesignation of an interest rate swap.

(4)   Represents cash received in connection with a litigation settlement.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.